Exhibit 10.3

REFUNDABLE DEPOSIT AND ESCROW AGREEMENT

THIS AGREEMENT (this “Agreement”), effective the 20th day of May, 2009, by and among Green Plains Holdings LLC (“Buyer”), AgStar Financial Services, PCA, as Seller Agent (“Seller Agent”) and Springdale Title Company (“Deposit Escrow Agent”).

WHEREAS, Buyer has agreed to purchase all outstanding membership interests in RBF Acquisition VI, LLC (the “Company”), subject to the terms and conditions set forth in that certain Membership Interest Purchase Agreement dated as of even date herewith by and among Buyer, Seller Agent and the Sellers named therein (the “Purchase Agreement,” the transactions contemplated thereby collectively the “Proposed Transaction”);

WHEREAS, Seller Agent has requested a refundable deposit be made by Buyer to be paid in cash to demonstrate good faith efforts to proceed with the Proposed Transaction;

WHEREAS, in addition, Buyer has agreed that, following the Closing, such amount shall be available to Seller Agent and Sellers as a source of payment for indemnification claims against Buyer under the Purchase Agreement;

WHEREAS, Buyer has agreed to deliver an amount equal to $250,000 as such deposit (the “Deposit”) to Deposit Escrow Agent, such Deposit to be held by Deposit Escrow Agent subject to the terms and conditions set forth herein; and

WHEREAS, the parties desire to enter into this Agreement with respect to the above described Proposed Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contain herein, IT IS HEREBY AGREED as follows:

1.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

2.

Buyer and Seller hereby appoint Deposit Escrow Agent to serve as escrow agent under this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with the terms and conditions of this Agreement.

3.

Deposit Escrow Agent hereby acknowledges receipt on the date hereof of funds in the amount of $250,000, which amount Deposit Escrow Agent has deposited into an account designated as follows: “Ord Escrow Account” (the “Deposit Escrow Account”).

4.

During the term of this Agreement, none of the amounts deposited in the Deposit Escrow Account while so deposited shall either become the property of Seller Agent or any of its affiliates or be subject to the debts of Seller Agent or any of its affiliates, and, except as expressly provided herein with respect to payments by Deposit Escrow Agent to Seller Agent or Buyer, Deposit Escrow Agent shall make or permit no disbursement from the Deposit Escrow Account.

5.

Deposit Escrow Agent shall pay over all funds in the Deposit Escrow Account to Buyer or Seller as their interests may be determined under this paragraph 5 in accordance with the following limitations and conditions:

(a)

If the Purchase Agreement is terminated by Seller Agent pursuant to Section 12.1(c) of the Purchase Agreement as a result of Buyer’s breach as specified therein (and Sellers are not in breach of the Purchase Agreement such that Sellers would fail to satisfy a condition set forth in Section 9.1 or Section 9.2 of the Purchase Agreement), all funds in the Deposit Escrow Account shall be paid in full to Seller Agent as liquidated damages, for distribution on a pro-rata basis to Sellers, following presentation to Deposit Escrow Agent of a certificate in the form of Exhibit A attached hereto executed by Seller Agent, such payment to be made as specified in such certificate;

(b)

If the Purchase Agreement is otherwise terminated, following presentation to Deposit Escrow Agent of a certificate in the form of Exhibit B attached hereto executed by Buyer, all funds in the Deposit Escrow Account shall be immediately returned to Buyer via wire transfer to the following account:

Green Plains Renewable Energy Inc.

Acct. #105701003706

U.S. Bank

1700 Farnham Street

Omaha, NE 68102

ABA #104000029; or

(c)

If the transaction contemplated by the Purchase Agreement is consummated, and (i) a certificate in the form of Exhibit C-1 attached hereto executed by Seller Agent and Buyer is presented to Deposit Escrow Agent, such amount as is specified in such certificate, or as much thereof as remains in the Deposit Escrow Account, shall be paid to Seller Agent, such payment to be made as specified in such certificate, or (ii) a certificate in the form of Exhibit C-2 attached hereto executed by Seller Agent is presented to Deposit Escrow Agent, the Deposit Escrow Agent shall segregate within the Deposit Escrow Account (or create a separate Deposit Escrow Account subject to the terms of this Agreement) an amount in cash equal to the disputed amount described in such certificate (such disputed amount to be held pending receipt of a certificate in the form of Exhibit C-1, any other written instruction given by Seller Agent and Buyer jointly or an order of a court of competent jurisdiction ordering a disbursement to be made to Seller Agent); or

(d)

Following payment pursuant to any certificate delivered to Deposit Escrow Agent pursuant to clause (c)(i) above outstanding as of December 31, 2009, and following resolution of any dispute referred to in any certificate delivered to Deposit Escrow Agent pursuant to clause (c)(ii) above on or prior to December 31, 2009 and any payment required as a result of such resolution, any amount remaining in the Deposit Escrow Account shall be returned to Buyer via wire transfer to the account specified in clause (b) above.

Notwithstanding anything herein to the contrary, Deposit Escrow Agent may also act upon any written instructions given by Buyer and Seller Agent jointly. At such time as Deposit Escrow Agent shall have made the payments and remittances provided for in this paragraph, Deposit Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

6.

The Deposit Escrow Agent is authorized and directed to invest all funds in the Deposit Escrow Account in a money market mutual fund invested in U.S. Treasuries, investments in which are readily converted to cash at face value when needed to make payments in accordance with the terms and conditions of this Agreement.

7.

Seller Agent (on behalf of Sellers) and Buyer shall, jointly and severally, indemnify and hold harmless Deposit Escrow Agent against any and all losses, claims, damages, liabilities, costs, and expenses, including reasonable costs of investigation and attorney’s fees, court costs and disbursements which may be imposed upon Deposit Escrow Agent or incurred by Deposit Escrow Agent in connection with its acceptance of appointment as Deposit Escrow Agent hereunder or in the performance of its duties hereunder except to the extent resulting from the Deposit Escrow Agent’s bad faith, gross negligence, willful misconduct or intentional breach of the terms of this Agreement.

8.

This Agreement shall continue in force until the final distribution of all funds and investments held by Deposit Escrow Agent hereunder or until terminated by written notice signed by Buyer and Seller Agent.

9.

This Agreement constitutes an integrated contract and is the entire agreement among the parties relating to the matters covered hereby. No parole evidence may be considered in determining the meaning of any term used herein or interpreting this Agreement.

10.

All notices, demands, or requests required or authorized hereunder shall be deemed given sufficiently, if in writing and personally delivered or sent by overnight courier, postage prepaid, or by facsimile to the addresses set forth on the signature page hereto.

11.

This Agreement shall be governed and interpreted by the laws of the State of Minnesota.

12.

This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

13.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or email attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

{Signature page follows.}

IN WITNESS WHEREOF, Seller Agent, Buyer and Deposit Escrow Agent have executed this Agreement to be effective on the day and year first above written.

AGSTAR FINANCIAL SERVICES, PCA

By:	/s/ Donald S. Farm, Jr.
Name:	Donald S. Farm, Jr.
Title:	SVP AgriBusiness Capital

Address:

1921 Premier Drive
P. O. Box 4249
Mankato, MN 56002

GREEN PLAINS HOLDINGS LLC

By:	/s/ Todd Becker
Name:	Todd Becker
Title:	Chief Executive Officer

Address:

9420 Underwood Ave., Suite 100
Omaha, NE 68114

SPRINGDALE TITLE COMPANY

By:	/s/ Linda J. Volf
Name:	Linda J. Volf
Title:	Title Agent

Address:

1545 M St. P.O. Box 40
Ord, NE 68862

EXHIBIT A

To:

Springdale Title Company

Ladies and gentlemen:

Reference is made to that certain Refundable Deposit and Escrow Agreement dated May 20, 2009 (the “Deposit Escrow Agreement”) by and among AgStar Financial Services, PCA (“Seller Agent”), Green Plains Holdings LLC (“Buyer”) and Springdale Title Company (“Deposit Escrow Agent”). Capitalized meanings used and not defined herein have the meanings ascribed to such terms in the Deposit Escrow Agreement.

The Purchase Agreement has been terminated by Seller Agent pursuant to Section 12.1(c) of the Purchase Agreement as a result of Buyer’s breach as specified therein (and Sellers are not in breach of the Purchase Agreement such that Sellers would fail to satisfy a condition set forth in Section 9.1 or Section 9.2 of the Purchase Agreement).

Accordingly, pursuant to the Deposit Escrow Agreement, you are hereby directed to pay, as liquidated damages, all funds in the Deposit Escrow Account to Seller Agent to the following account:

Very truly yours,

AGSTAR FINANCIAL SERVICES, PCA

By:
Name:
Title:

EXHIBIT B

To:

Springdale Title Company

Ladies and gentlemen:

Reference is made to that certain Refundable Deposit and Escrow Agreement dated May 20, 2009 (the “Deposit Escrow Agreement”) by and among AgStar Financial Services, PCA (“Seller Agent”), Green Plains Holdings LLC (“Buyer”) and Springdale Title Company (“Deposit Escrow Agent”). Capitalized meanings used and not defined herein have the meanings ascribed to such terms in the Deposit Escrow Agreement.

The Purchase Agreement has been terminated other than under circumstances under which the funds in the Deposit Escrow Account are payable to Seller Agent as provided in Section 5(a) of the Deposit Escrow Agreement.

Accordingly, pursuant to the Deposit Escrow Agreement, you are hereby directed to pay all funds in the Deposit Escrow Account to Buyer as provided in Section 5(b) of the Deposit Escrow Agreement.

Very truly yours,

GREEN PLAINS HOLDINGS LLC

By:
Name:
Title:

EXHIBIT C-1

To:

Springdale Title Company

Ladies and gentlemen:

Reference is made to that certain Refundable Deposit and Escrow Agreement dated May 20, 2009 (the “Deposit Escrow Agreement”) by and among AgStar Financial Services, PCA (“Seller Agent”), Green Plains Holdings LLC (“Buyer”) and Springdale Title Company (“Deposit Escrow Agent”). Capitalized meanings used and not defined herein have the meanings ascribed to such terms in the Deposit Escrow Agreement.

Seller Agent, on behalf of Sellers, is entitled to indemnification in the amount of $________.

Accordingly, pursuant to the Deposit Escrow Agreement, you are hereby directed to pay Seller Agent, from the Deposit Escrow Account, $_________, or, if less, the entire amount remaining on deposit in the Deposit Escrow Account, to the following account:

Very truly yours,

AGSTAR FINANCIAL SERVICES, PCA

By:
Name:
Title:

GREEN PLAINS HOLDINGS LLC

By:
Name:
Title:

EXHIBIT C-2

To:

Springdale Title Company

Ladies and gentlemen:

Reference is made to that certain Refundable Deposit and Escrow Agreement dated May 20, 2009 (the “Deposit Escrow Agreement”) by and among AgStar Financial Services, PCA (“Seller Agent”), Green Plains Holdings LLC (“Buyer”) and Springdale Title Company (“Deposit Escrow Agent”). Capitalized meanings used and not defined herein have the meanings ascribed to such terms in the Deposit Escrow Agreement.

Seller Agent has made a claim for indemnification in the amount of $________, which has been disputed by Buyer. In accordance with Section 5(c)(ii) of the Deposit Escrow Agreement, you are hereby instructed to designate such amount as a disputed amount within the Deposit Escrow Account.

Very truly yours,

AGSTAR FINANCIAL SERVICES, PCA

By:
Name:
Title: